Exhibit 99.1

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Zycos Inc.

(A Development Stage Company)

Six Months Ended June 30, 2004 and Year Ended December 31, 2003

Zycos Inc.

(A Development Stage Company)

Consolidated Financial Statements

Six Months Ended June 30, 2004 and Year Ended December 31, 2003

Contents

Report of Independent Registered Public Accounting Firm	1

Consolidated Financial Statements

Consolidated Balance Sheets at December 31, 2003 and June 30, 2004 (unaudited)	2

Consolidated Statements of Operations for the year ended December 31, 2003, the period February 8, 1996 (inception) through December 31, 2003 and the six months ended June 30, 2004 (unaudited)	3

Consolidated Statements of Stockholders’ Equity for the period February 8, 1996 (inception) through December 31, 2003 and the six months ended June 30, 2004 (unaudited)	4

Consolidated Statements of Cash Flows for the year ended December 31, 2003, the period February 8, 1996 (inception) through December 31, 2003 and the six months ended June 30, 2004 (unaudited)	6

Notes to Consolidated Financial Statements	7

Report of Independent Registered Public Accounting Firm

The Board of Directors

MGI PHARMA, Inc.

We have audited the accompanying consolidated balance sheet of Zycos Inc. and subsidiaries (a development stage company) (the Company) as of December 31, 2003, and the related consolidated statement of operations, stockholders’ equity, and cash flows for the year then ended, and for the period February 8, 1996 (inception) through December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements for the period February 8, 1996 (inception) through December 31, 2000 were audited by other auditors, whose report, dated March 23, 2001, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Zycos Inc. and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for the year then ended, and for the period from February 8, 1996 (inception) through December 31, 2003, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the consolidated financial statements, the Company’s recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management’s plans as to these matters are also described in Note 1. The 2003 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/    Ernst & Young LLP

Boston, Massachusetts

June 4, 2004

Zycos Inc.

(A Development Stage Company)

Consolidated Balance Sheets

	June 30, 2004	December 31, 2003

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,630,225	$2,068,299
Interest receivable	2,000	—
Prepaid expenses and other currents assets	87,104	121,768

	1,719,329	2,190,067
Property and equipment, at cost:
Equipment under capital lease	1,216,477	1,216,477
Equipment	860,035	983,856
Leasehold improvements	237,974	228,195

	2,314,486	2,428,528
Less accumulated depreciation and amortization	(2,123,548)	(2,102,695)

	190,938	325,833
Other assets:
Restricted cash	752,001	647,366
Other assets	9,714	14,456

	761,715	661,822

Total assets	$2,671,982	$3,177,722

Liabilities and stockholders’ equity
Current liabilities:
Current portion of capital lease obligations	$209,042	$366,997
Rent abatement payable	133,540	—
Accounts payable	227,574	185,785
Accrued expenses	345,716	632,558
Deferred collaborative revenue	33,025	58,027
Deferred rental income	—	23,750

Total current liabilities	948,897	1,267,117

Capital lease obligations, net of current portion	11,849	63,333
Other long-term liabilities	300,486	288,080

Total liabilities	1,261,232	1,618,530

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock; 54,495,861 shares authorized, 46,416,446 and 43,674,082 shares issued and outstanding in 2004 and 2003, respectively (liquidation preference of $79,970,000 at June 30, 2004)	59,477,369	57,623,132
Common stock, par value $0.0001; 100,000,000 shares authorized, 1,742,148 and 1,742,148 shares issued in 2004 and 2003, respectively	174	174
Additional paid-in capital	649,797	537,817
Deficit accumulated during the development stage	(58,716,590)	(56,601,931)

Total stockholders’ equity	1,410,750	1,559,192

Total liabilities and stockholders’ equity	$2,671,982	$3,177,722

See accompanying notes.

Zycos Inc.

(A Development Stage Company)

Consolidated Statements of Operations

	Six months Ended June 30 2004	Year Ended December 31 2003	Cumulative From February 8 1996 (inception) to December 31 2003

	(Unaudited)
Revenues:
Collaborative research and government grants	$37,049	$347,850	$3,260,970
Interest and other income	22,401	165,571	3,506,503

Total revenues	59,450	513,421	6,767,473

Operating expenses:
Research and development	1,474,733	4,821,071	47,265,619
General and administrative	440,938	1,032,589	11,307,767
Marketing and business development	127,908	704,678	3,165,965
Interest expense	18,550	68,623	639,316

Total expenses	2,062,129	6,626,961	62,378,667

Net loss	$(2,002,679)	$(6,113,540)	$(55,611,194)

See accompanying notes.

Zycos Inc.

(A Development Stage Company)

Consolidated Statements of Stockholders’ Equity

	Convertible Preferred Stock		Common Stock		Treasury Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
	Number of Shares	Amount	Number of Shares	$0.0001 Par Value	Number of Shares	Cost
Initial issuance of common stock at inception:	—	$—	993,806	$99	—	$—	$—	$—	$99
Issuance of common stock in connection with license agreement			101,075	10					10
Issuance of common stock to consultants			461,178	46					46
Sale of Series A redeemable convertible preferred stock, net of issuance costs of approximately $40,000	3,225,000	3,185,387							3,185,387
Issuance of warrants in connection with capital lease obligation		—					50,175		50,175
Issuance of Series B convertible preferred stock upon conversion of notes payable	273,074	130,000							130,000
Net loss								(1,251,583)	(1,251,583)

Balance at December 31, 1996	3,498,074	3,315,387	1,556,059	155	—	—	50,175	(1,251,583)	2,114,134
Sale of Series C convertible preferred stock, net of issuance costs of approximately $28,000	1,550,000	3,459,372	—	—	—	—	—	—	3,459,372
Sale of common stock			17,500	2					2
Accretion of Series A redeemable convertible preferred stock to redemption value		258,000						(258,000)	—
Net loss								(2,559,272)	(2,559,272)

Balance at December 31, 1997	5,048,074	7,032,759	1,573,559	157	—	—	50,175	(4,068,855)	3,014,236
Sale of Series D convertible preferred stock, net of issuance costs of approximately $10,000	1,831,697	4,660,825	—	—	—	—	—	—	4,660,825
Exercise of stock options			58,214	6			52		58
Accretion of Series A redeemable convertible preferred stock to redemption value		258,000						(258,000)	—
Net loss		—						(4,593,930)	(4,593,930)

Balance at December 31, 1998	6,879,771	11,951,584	1,631,773	163	—	—	50,227	(8,920,785)	3,081,189
Sale of Series E convertible preferred stock, net of issuance costs of approximately $27,000	1,798,878	5,639,507	—	—	—	—	—	—	5,639,507
Sale of Series F convertible preferred stock, net of issuance costs of approximately $41,000	841,327	2,609,285							2,609,285
Exercise of stock options			34,687	4			498		502
Repurchase of common stock					500	(1)			(1)
Net loss								(5,499,358)	(5,499,358)

Balance at December 31, 1999	9,519,976	20,200,376	1,666,460	167	500	(1)	50,725	(14,420,143)	5,831,124
Sale of Series G convertible preferred stock, net of issuance costs of approximately $549,000	8,731,414	29,836,611	—	—	—	—	—	—	29,836,611
Exercise of stock options			39,188	4			1,742		1,746
Net loss								(11,178,641)	(11,178,641)

Balance at December 31, 2000	18,251,390	50,036,987	1,705,648	171	500	(1)	52,467	(25,598,784)	24,490,840
Sale of convertible Junior preferred stock	43,103	150,000	—	—	—	—	—	—	150,000
Additional Series G convertible preferred stock issuance costs		(33,233)							(33,233)
Exercise of stock options			17,875	2			5,411		5,413
Net loss								(15,230,780)	(15,230,780)

Balance at December 31, 2001	18,294,493	50,153,754	1,723,523	173	500	(1)	57,878	(40,829,564)	9,382,240

Zycos Inc.

(A Development Stage Company)

Consolidated Statements of Stockholders’ Equity

	Convertible Preferred Stock		Common Stock		Treasury Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
	Number of Shares	Amount	Number of Shares	$0.0001 Par Value	Number of Shares	Cost
Balance at December 31, 2001	18,294,493	$50,153,754	1,723,523	$173	500	$(1)	$57,878	$(40,829,564)	$9,382,240
Sale of Series CC convertible preferred stock, net of issuance costs of $433,396	8,862,022	5,637,911							5,637,911
Recapitalization:
Series A retirement	(3,225,000)
Series B retirement	(273,074)
Series C retirement	(1,550,000)
Series D retirement	(1,831,697)
Series E retirement	(1,798,878)
Series F retirement	(841,327)
Junior Preferred retirement	(43,103)
Series G retirement	(8,731,414)
Issuance of Series AA	9,593,660
Issuance of Series BB	22,454,222
Exercise of stock options			18,125	2			4,752		4,754
Retirement of treasury stock			(500)	(1)	(500)	1
Net loss								(9,184,090)	(9,184,090)

Balance at December 31, 2002	40,909,904	55,791,665	1,741,148	174	—	—	62,630	(50,013,654)	5,840,815
Sale of Series CC convertible preferred stock, net of issuance costs of $62,245	2,764,178	1,831,467							1,831,467
Beneficial conversion feature recorded on Series CC preferred stock							474,737	(474,737)	—
Exercise of stock options			1,000	—			450		450
Net loss								(6,113,540)	(6,113,540)

Balance at December 31, 2003	43,674,082	57,623,132	1,742,148	174			537,817	(56,601,931)	1,559,192
Sale of Series CC convertible preferred stock, net of issuance costs of $24,524 (Unaudited)	2,742,364	1,854,237							1,854,237
Beneficial conversion feature recorded on Series CC preferred stock (Unaudited)							111,980	(111,980)	—
Net loss (Unaudited)								(2,002,679)	(2,002,679)

Balance at June 30, 2004 (Unaudited)	46,416,446	$59,477,369	1,742,148	$174			$649,797	$(58,716,590)	$1,410,750

See accompanying notes

Zycos Inc.

(A Development Stage Company)

Consolidated Statements of Cash Flows

	Six Months Ended June 30, 2004	Year Ended December 31, 2003	Cumulative From February 8 1996 (inception) to December 31, 2003
	(Unaudited)
Operating activities
Net loss	$(2,002,679)	$(6,113,540)	$(55,611,194)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	144,674	401,372	3,012,828
Amortization of warrants	—	—	50,175
Gain on disposal of assets	(11,905)	(95,600)	(92,631)
Changes in assets and liabilities:
Interest receivable	(2,000)	35,223	—
Prepaid expenses and other assets	39,406	77,791	(136,224)
Accounts payable	41,789	(83,285)	185,785
Accrued expenses	(286,842)	(145,604)	782,558
Deferred revenue	(48,752)	(53,225)	81,177
Other long-term liabilities	12,406	36,549	288,080

Net cash used in operating activities	(2,113,903)	(5,940,319)	(51,439,446)

Investing activities
Purchases of property and equipment	(9,779)	(19,386)	(1,046,877)
Maturity (purchases) of investments, net	—	4,000,000	—

Net cash provided by (used in) investing activities	(9,779)	3,980,614	(1,046,877)

Financing activities
Payments on capital lease obligations	(209,439)	(493,314)	(2,172,243)
Proceeds from sale of property, plant, and equipment	11,905	95,600	404,020
Restricted cash increase	(104,635)	(27,366)	(647,366)
Rent abatement	133,540	—	—
Net proceeds from sale of convertible preferred stock	1,854,237	1,831,467	56,827,132
Net proceeds from sale of common stock	—	450	13,080
Borrowings under notes payable	—	—	130,000
Repurchase of common stock	—	—	(1)

Net cash provided by financing activities	1,685,608	1,406,837	54,554,622

Net increase (decrease) in cash and cash equivalents	(438,074)	(552,868)	2,068,299
Cash and cash equivalents at beginning of period	2,068,299	2,621,167	—

Cash and cash equivalents at end of period	$1,630,225	$2,068,299	$2,068,299

Supplemental disclosure of noncash transactions
Assets capitalized under capital lease obligations	$—	$—	$2,733,954

Issuance of junior preferred stock in fulfillment of obligation	$—	$—	$150,000

Conversion of notes payable to Series B convertible preferred stock	$—	$—	$130,000

Beneficial conversion feature of Series CC convertible preferred stock	$111,980	$474,737	$474,737

Supplemental disclosure of cash flow information
Cash paid for interest	$18,550	$68,623	$639,316

See accompanying notes.

Zycos Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

June 30, 2004 (unaudited) and December 31, 2003

1. Nature of Business and Basis of Presentation

Zycos Inc. (the Company) was incorporated as a Delaware corporation on February 8, 1996. The Company is in the development stage, and is working to develop and bring to market effective, innovative therapeutic remedies to fight disease at its inception.

During the period from February 8, 1996 (inception) to June 30, 2004, the Company has been a development stage enterprise. Development stage activities during the period included incorporating the Company, establishing a place of business, raising equity capital, business development, and commencing product research and development activities.

Basis of Presentation

The accompanying financial statements have been prepared on a going-concern basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As reflected in the financial statements, the Company has not yet generated material revenues from its principal operations, and requires continued funding to maintain operations. The Company is subject to a number of risks similar to those of other companies in an early stage of development. Principal among these risks are dependence on key individuals, the successful development and marketing of its services, and the need to obtain additional financing to fund operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Through December 31, 2003, the Company had funded its operations primarily using proceeds from the sale of preferred stock and the issuance of convertible notes. These activities raised net proceeds of approximately $57.0 million. Based on the current cash flow projections, management believes that the cash balances at December 31, 2003 will not be sufficient to finance the Company’s technology development and deployment, its operating expenses, and its other cash needs through December 2004. The Company is actively seeking additional financing to fund future operations and significant investments in the business. The Company anticipates that it will be able to obtain additional financing by October 2004. However, there can be no assurance the Company will be successful in its efforts to raise additional financing on favorable terms, or that management will achieve its financial projections.

Zycos Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

1. Nature of Business and Basis of Presentation (continued)

The consolidated financial statements as of June 30, 2004 and for the six months then ended have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring accruals, considered necessary for a fair presentation of the results of these interim periods have been included. The results of operations for the six months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the full year. All financial statement amounts and disclosures related to the six-month period ended June 30, 2004 are unaudited.

2. Summary of Significant Accounting Policies

The accompanying financial statements reflect the application of certain significant accounting policies as described below and elsewhere in the accompanying financial statements and notes.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Zycos Services Corporation and Canvas Informatics, Inc. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company’s revenues are substantially derived from corporate collaborative research arrangements and represent nonrefundable payments. Corporate collaboration revenues, which are not subject to achieving development milestones, are recognized on the straight-line basis over the period of substantial involvement, which approximates when work is performed and costs are incurred, and may be less than the term of the contract.

Zycos Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition, was issued in December 2003. SAB No. 104 requires companies to recognize upfront, nonrefundable fees received in conjunction with alliances that have multiple elements over the period of substantial involvement which may or may not extend to the life of the related alliance. Milestone payments are recognized when earned and receipt is reasonably assured.

Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of 90 days or less to be cash equivalents.

Restricted Cash

Restricted cash at December 31, 2003 consists of the following:

Letter of credit collateral	$600,000
Employee severance payments	47,366

$647,366

Depreciation and Amortization

Depreciation and amortization are computed using the straight-line method based on the estimated useful lives of the related assets as follows:

Asset Classification	Estimated Useful Life
Equipment under capital lease	Life of lease
Computers and equipment	3 to 5 years
Leasehold improvements	Life of lease

Zycos Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

The Company accounts for its stock-based plans under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and provides pro forma disclosures of the compensation expense determined under the fair value provisions of SFAS No. 123, Accounting for Stock-Based Compensation and additional disclosures required under SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure. Under APB 25, when the exercise price of options granted under these plans equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. In accordance with Emerging Issues Task Force (EITF) 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, the Company records compensation expense equal to the fair value of options granted to nonemployees over the vesting period, which is generally the period of service.

The following table illustrates the effect on the net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 for the periods indicated:

	Six months ended June 30, 2004	Year ended December 31, 2003	Cumulative From February 8, 1996 (inception) to December 31, 2003
	(Unaudited)
Net loss, as reported	$(2,002,679)	$(6,113,540)	$(55,611,194)
Deduct: Total stock-based employee compensation expense determined under the fair value-based method for all awards	(17,711)	(46,760)	(154,311)

Pro forma net loss	$(2,020,390)	$(6,160,300)	$(55,765,505)

The weighted-average fair value of options granted during 2003 was $.09 per option. No options were granted during 2004.

Zycos Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The Company has computed the pro forma disclosures required under SFAS No. 123 for options granted in 2003 using the Minimum Value option-pricing model prescribed by SFAS No. 123. The weighted-average assumptions used for 2003 are as follows:

Risk-free interest rate	3.68%
Expected dividend yield	0%
Expected life	7 years

Other Long-Term Liabilities

Other long-term liabilities at December 31, 2003 consist of the following:

Deferred rent	$268,618
Deposit on subleased space	19,462

$288,080

Income Taxes

The Company provides for income taxes as set forth in SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, the liability method is used in accounting for income taxes. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates in effect when the differences are expected to reverse.

Comprehensive Loss

SFAS No. 130, Reporting Comprehensive Income, requires disclosure of all components of comprehensive income (loss) on an annual and interim basis. Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions, and other events and circumstances involving nonowner sources. The Company does not have any items of comprehensive income (loss) for the year ended December 31, 2003 or the six-month period ended June 30, 2004, other than its reported net loss.

Zycos Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

SFAS No. 107, Disclosures About Fair Value of Financial Instruments, as amended by SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, requires disclosure of any significant off-balance sheet risks and credit risk concentrations. Financial instruments that subject the Company to credit risk consist of cash and cash equivalents and short-term investments. The Company’s risk with respect to its cash and cash equivalents and short-term investments is minimized by the Company’s policy of investing in financial instruments with short-term maturities with a highly rated financial institution.

Research and Development Expenses

All research and development costs are expensed as incurred. Research and development expense in the accompanying statements of operations include funded and unfunded expenses.

Financial Instruments

SFAS No. 107 also requires disclosures about the fair value of financial instruments. The Company’s financial instruments consist principally of cash equivalents and accounts payable. The estimated fair value of these financial instruments approximates their carrying value due to their short-term nature.

3. Income Taxes

As of December 31, 2003, the Company has federal and state net operating loss carryforwards of approximately $55,000,000 and $48,600,000, respectively, to offset future taxable income. The net operating losses expire at various times through 2023. As of December 31, 2003, the Company also has federal and state research and development tax credit carryforwards of approximately $1,540,000 and $1,110,000, respectively, to offset future income taxes. The tax credits expire at various times through 2023. The net operating loss and research and development tax credit carryforwards may be subject to the limitations provided in the Internal Revenue Code (IRC) Sections 382 and 383.

The provision for income taxes differs from statutory federal income tax rate of 35% in the year ended December 31, 2003 as follows:

Statutory tax rate	(35)%
Unbenefited operating losses	35

Effective tax rate	0%

Zycos Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

3. Income Taxes (continued)

Deferred tax assets as of December 31, 2003 consist of the following:

Net operating loss carryforward	$21,728,548
Research and development credits	2,280,827
Investment tax credit	10,658
Depreciation	49,289
Accrued expenses	125,411
Deferred revenue	32,932
Deferred rent expense	108,172
Other	1,248

24,337,085
Less valuation allowance	(24,337,085)

$—

Due to the degree of uncertainty related to the ultimate use of the deferred assets, the Company has fully reserved these tax benefits.

4. Commitments

Capital Leases

The Company leases computers and other equipment under lease agreements that qualify as capital leases under SFAS No. 13, Accounting for Leases. These agreements require monthly payments, including interest and expire at various dates through December 2005. Certain leases provide for various options to renew and bargain purchase arrangements.

Future minimum lease payments under capital lease obligations as of December 31, 2003 are as follows:

Fiscal year	Amount

2004	$391,135
2005	65,504

Total minimum lease payments	456,639
Less amounts representing interest	26,309

Obligations under capital leases	430,330
Less current portion of capital lease obligations	366,997

$63,333

Zycos Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

4. Commitments (continued)

Operating Leases

The Company leases its facilities under noncancelable operating leases. Gross rent expense was approximately $1,026,435 for the year ended December 31, 2003. During 2003, the Company received approximately $291,000 in sublease income, which was recorded against rent expense. Future minimum rental payments under the lease agreements, less sublease income, are as follows:

Fiscal year	Amount
2004	$863,526
2005	883,647
2006	903,768
2007	923,888
2008	951,833
Thereafter	1,388,349

5,915,011
Sublease income—2004	(48,655)

$5,866,356

5. Stockholders’ Equity

Convertible Preferred Stock

The Company has the following series of convertible preferred stock issued and outstanding at December 31, 2003:

Series AA convertible preferred stock (Series AA)—9,629,956 shares authorized, 9,593,660 shares issued and outstanding	$20,350,376
Series BB convertible preferred stock (Series BB)—22,454,222 shares authorized, issued, and outstanding	29,803,378
Series CC convertible preferred stock (Series CC)—22,411,683 shares authorized, 11,626,200 shares issued and outstanding	7,469,378

Total convertible preferred stock	$57,623,132

Zycos Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

5. Stockholders’ Equity (continued)

During 1996, the Company issued 3,225,000 shares of Series A at $1.00 per share. On February 29, 1996, the Company converted notes payable of $130,000 into 273,074 shares of Series B. During 1997, the Company issued 1,550,000 shares of Series C at $2.25 per share. During 1998, the Company issued 1,831,697 shares of Series D at $2.55 per share. During 1999, the Company issued 1,798,878 shares of Series E and 841,327 shares of Series F at $3.15 per share. During 2000, the Company issued 8,731,414 shares of Series G at $3.48 per share. During 2001, the Company issued 43,103 shares of Junior Preferred at $3.48 per share.

During 2002, pursuant to a recapitalization of the Company’s equity ownership, the Company issued 8,862,022 of Series CC for $0.6851 per share. In conjunction with the issuance of the Series CC shares, the Company converted each outstanding share of the Series A, B, C, D, E, F, and Junior Convertible Preferred shares to Series AA shares and each outstanding share of the Series G shares to Series BB shares. Shares were converted at the following ratios (number of new preferred shares for each currently owned preferred share): Series A, 0.54256; Series B, 0.27128; Series C, 1.12291; Series D, 1.21815; Series E, 1.43225; Series F, 1.38059; Junior Convertible Preferred, 1.39405 and Series G, 2.57166.

In September and December of 2003, the Company issued 1,936,808 and 827,370 additional shares, respectively, of the Series CC stock at $0.6851 per share.

On June 30, 2003, the conversion ratio of the Series CC preferred stock shall have been increased unless, by such date, the Company entered into a significant license agreement for its lead product, ZYC101a, and shall have obtained financing of no less than $20,000,000 pursuant to the sale of equity securities of the Company to one or more investors who are neither currently shareholders of common stock or convertible securities of the Company at a prefinancing valuation of no less than $39,000,000. As of June 30, 2003, these criteria were not met and as a result the conversion ratio increased to a 2.1667-to-one basis. In accordance with EITF 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, the value of such beneficial conversion feature, approximately $475,000, was recognized as a dividend during 2003.

The preferred stockholders have varying antidilution rights based upon the preferred stock series held, and may require the Company to obtain their consent before taking certain corporate actions, including, among other items, payment of dividends, sale of the Company or substantial assets thereof, and amendment of corporate bylaws.

Zycos Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

5. Stockholders’ Equity (continued)

In the event of a liquidation of the Company, Series CC shall be considered senior to Series BB, and Series BB shall be considered senior to Series AA. Upon such liquidation, Series AA and Series BB shareholders are entitled to $2.0903 and $1.3532 per share, respectively, plus any declared but unpaid dividends. Series CC shareholders are entitled to received three times their conversion value, or $2.0553 per share, plus any declared but unpaid dividends.

Each share of preferred stock is entitled to voting rights equivalent to the number of shares of common stock into which each share can be converted. Conversion is on a one-to-one basis, subject to change for certain antidilutive events. Conversion is at the option of the holder, and is automatic upon the closing of a public offering of the Company’s common stock at a price of not less than $2.50 per share (adjusted for any stock dividend or stock distribution) and aggregate gross proceeds of not less than $40,000,000.

In April 2004, the Company issued 2,742,364 additional shares of the Series CC stock at $.6851 per share. In the event of a liquidation of the Company, these shares will be considered senior to the Series AA, BB, and previous Series CC shareholders. Any proceeds will be paid first to the holders of these shares at three times their conversion value or $2.0553 per share.

Stock Option Plan

In July 1996, the Company adopted a stock option plan (the Plan) that provides for the granting of incentive and nonqualified stock options, shares, or restricted stock. Options are generally exercisable within ten years from the original date of grant. The Company has reserved 4,126,749 shares of common stock for issuance under the Plan. The options generally vest within four years of the date of grant, as defined in the stock option agreements. The value of the nonqualified stock options granted to nonemployees since inception is not material to the Company’s financial statements. At December 31, 2003, the Company had 3,066,874 shares available under the Plan for future grants of stock options. Plan activity for the year ended December 31, 2003 is as follows:

	Number of Shares	Weighted- Average Exercise Price
Outstanding at beginning of year	1,170,725	$0.36
Granted	48,000	$0.38
Exercised	(1,000)	$0.45
Canceled	(158,850)	$0.42

Outstanding at end of year	1,058,875	$0.31

Exercisable, December 31	808,500	$0.29

Zycos Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

5. Stockholders’ Equity (continued)

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life (In years)	Number of Shares	Weighted-Average Exercise Price
$.001	177,000	$.001	3.21	177,000	$.001
$.035	8,000	$.035	9.66	—	$.035
$.25-$.30	361,000	$.283	5.58	318,375	$.281
$.45	512,875	$.450	7.24	313,125	$.450

	1,058,875	$0.310	6.02	808,500	$.290

Warrants

In 1996, in connection with a lease agreement, the Company issued warrants to purchase 66,900 shares of Series A at an exercise price of $1.00 per share. These warrants have been converted into 36,296 Series AA shares at the ratio noted above. The warrants are fully exercisable and expire ten years after the date of issuance, or one year after the Company’s initial public offering, whichever occurs first. The ascribed value of the warrants, $50,175, was accounted for as a discount on the debt and is being amortized over the life of the lease.

Pursuant to the Series CC issuance in 2002, the Company issued warrants to purchase 1,329,297 shares of Series CC. The warrants are fully exercisable at $0.6851 per share, and expire ten years after the date of issuance.

Pursuant to the Series CC issuances in 2003, the Company issued warrants to purchase 414,616 shares of Series CC. The warrants are fully exercisable at $0.6851 per share, and expire ten years after the date of issuance.

Pursuant to the Series CC issuance in April of 2004, the Company issued warrants to purchase 411,348 shares of Series CC. The warrants are fully exercisable at $0.6851 per share, and expire ten years after the date of issuance.

Zycos Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

6. Research and License Agreements

On February 9, 1996, the Company entered into a license agreement with Harvard University for the exclusive right to certain immunomodulatory peptides for use as therapeutics to regulate the immune response, and for prophylactic and therapeutic vaccines. In connection with the license agreement, the Company issued 5% of its outstanding common stock to Harvard University. At that time, the value of the stock issued was not material to the Company’s financial statements. The Company is also obligated to pay royalties based on the future net sales of licensed products, if any, as defined. The Company must pay minimum annual royalties of $15,000 per year through the life of the licensed patent that are classified as research and development expense for the year ended December 31, 2003.

On April 1, 1998, the Company entered into a collaboration and license agreement with Pasteur Merieux Connaught (PMC) for the identification and discovery of Chlamydia pneumoniae epitopes (C. pneumoniae) and their corresponding antigens. The agreement was amended in May 1999 to change the field or search from C. pneumonia to Carcino Embryonic Antigen (CEA). In connection with the agreement, the Company granted to PMC an exclusive license to develop pharmaceutical products for the treatment and prevention for human disease caused by CEA, and to market, sell, and distribute such products. The agreement provides that the Company and PMC shall jointly own all rights, title, and interest in and to the collaboration technology.

Through December 31, 2003, the Company had received $1,722,364 under the PMC agreement, of which the last payment of $200,000 was received in 2002. In 2002, the Company revised its estimate of the period of substantial involvement under the agreement from ten years to four years as the Company completed its research and development obligations. As a result, the Company recorded no collaborative research revenues in 2003. The collaboration ended in February 2004.

In August 2000, the Company entered into a license agreement with the University of Massachusetts for the exclusive right to certain tumor-specific proteins for use in the fields of cancer immunotherapeutics, cancer therapeutic targeting and diagnostics. In connection with the license agreement, the Company paid the university $150,000 and was obligated at year end to issue the university $150,000 worth of company stock or pay an additional $150,000. In 2001, the Company issued $150,000 of Junior Convertible Preferred stock in satisfaction of this portion of the agreement. As explained in Note 5, the Junior Convertible Preferred stock was converted into Series AA Preferred Stock in 2002.

Zycos Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

6. Research and License Agreements (continued)

In December 2001, the Company entered into a collaboration agreement with Medarex, Inc. to produce fully human antibodies to antigen targets in order to develop and commercialize genomics-derived, antibody-based products. Both companies share equally (50%) in the research and development expenses, as well as operating profits and losses with respect to potential collaboration products.

In May 2002, the Company entered into a development, supply, and license agreement with Pharmexa A/S. Under the terms of the agreement, the Company shall use its drug delivery (Gencap) technology to formulate Pharmexa’s HER-2 DNA AutoVac antigen for initial preclinical testing. Based on Pharmexa’s favorable evaluation of the initial preclinical testing, the Company would also formulate and supply product for subsequent clinical testing and eventual commercialization. In consideration of the Company’s grant to Pharmexa of a nonexclusive right and license under the Gencap patent rights, Pharmexa paid the Company a nonrefundable fee of $150,000. The Company has also received research and development payments totaling approximately $360,000 through December 31, 2003 in consideration for the formulation of the HER-2 DNA AutoVac antigen. Subject to the achievement of certain product development milestones, the agreement provides for Pharmexa to fund additional research and development costs, and pay milestone fees and royalties to the Company.

7. Accrued Expenses

Accrued expenses at December 31, 2003 consist of the following:

Compensation	$141,089
Clinical trial costs	86,385
Professional services	61,255
Contract manufacturing	276,411
Other	67,418

$632,558